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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported):   NOVEMBER 1, 2006


                             BUFFETS HOLDINGS, INC.
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             (Exact Name of Registrant as Specified in its Charter)


                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)


                333-116897                               22-3754018
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         (Commission File Number)                      (IRS Employer
                                                     Identification No.)

            1460 BUFFET WAY,
            EAGAN, MINNESOTA                                55121
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 (Address of Principal Executive Offices)                (Zip Code)


                                 (651) 994-8608
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              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

INDENTURE

       On November 1, 2006, Buffets, Inc. ("Buffets"), a Minnesota corporation, as issuer, Buffets Holdings, Inc., a Delaware Corporation ("Buffets Holdings") and certain subsidiaries of Buffets (the "Buffets Subsidiary Guarantors" and together with Buffets Holdings and the Ryan's Guarantors (as defined below), the "Guarantors") entered into an indenture (the "Indenture") with the U.S. Bank, National Association, as trustee (the "Trustee"), relating to the issuance and private placement of $300 million in aggregate principal amount of 12 1/2% Senior Notes due 2014 (the "12 1/2% Senior Notes").

       Under the terms of the Indenture, the 12 1/2% Senior Notes will mature on November 1, 2014. Buffets has the option to redeem all or a portion of the 12 1/2% Senior Notes on or after November 1, 2010 at fixed prices that decline over time. Buffets also has the option to redeem up to 35% of the aggregate principal amount of the 12 1/2% Senior Notes on or prior to November 1, 2009 with the proceeds of one or more equity offerings at a redemption price of 112.50% of the principal amount of the 12 1/2% Senior Notes, if at least 65% of the aggregate principal amount of the 12 1/2% Senior Notes are outstanding after each such redemption and such redemption is made not more than 90 days after the consummation of certain equity offerings. Upon certain change of control and asset disposition events as described in the Indenture, Buffets may be required to redeem the 12 1/2% Senior Notes at a purchase prices equal to 101%, in the case of change of control events, and 100%, in the case of asset disposition events, of the principal amount of the 12 1/2% Senior Notes. The 12 1/2% Senior Notes are unsecured senior obligations of Buffets and are jointly and severally guaranteed on a senior unsecured basis by the Guarantors.

       The Indenture contains customary covenants relating to restrictions on indebtedness, dividends on, and redemptions and repurchases of, capital stock, liens and sale-leaseback transactions, loans and investments, debt and hedging arrangements, mergers, acquisitions and asset sales, transactions with affiliates and changes in business activities conducted by Buffets and certain subsidiaries. The Indenture also contains customary events of default.

FIRST SUPPLEMENTAL INDENTURE

       On November 1, 2006, Buffets, as issuer, Ryan's Restaurant Group, Inc., a South Carolina corporation and a wholly-owned subsidiary of Buffets ("Ryan's"), and certain subsidiaries of Ryan's (together with Ryan's, the "Ryan's Guarantors"), entered into the First Supplemental Indenture to the Indenture with the Trustee. In accordance with the terms of the First Supplemental Indenture, the Ryan's Guarantors agreed to guarantee Buffets obligations under the 12 1/2% Senior Notes.

REGISTRATION RIGHTS AGREEMENT

       On November 1, 2006, Buffets, the Guarantors and the initial purchasers of the 12 1/2% Senior Notes entered into a registration rights agreement. Under the registration rights agreement, Buffets and the Guarantors granted certain exchange and registration rights to the holders of the 12 1/2% Senior Notes.

CREDIT AGREEMENT

       On November  1, 2006,  Buffets  entered  into a Credit  Agreement  (the
"Credit Agreement") among Buffets, Buffets Holdings, Credit Suisse, as administrative agent and collateral agent, Credit Suisse Securities (USA) LLC and UBS Securities LLC, as joint bookrunners and co-lead arrangers, UBS Securities LLC, as syndication agent and Goldman Sachs Credit Partners L.P., as documentation agent.

       The Credit Agreement provides for (i) a senior secured term loan facility in an aggregate principal amount of $530.0 million (the "Term Facility"), (ii) a senior secured revolving credit facility in an aggregate principal amount of $40.0 million (the "Revolving Facility"), of which $20.0 million is available through a sub facility in the form of letters of credit and (iii) a senior secured pre-funded synthetic letter of credit facility in an aggregate amount of up to $70.0 million (the "Synthetic Letter of Credit Facility"). Borrowings under the Term Facility bear interest at an adjusted LIBOR rate plus a margin of either 2.75% or 3.00% in the case of Eurodollar borrowings and at a certain alternate base rate plus a margin of either 1.75% or 2.00% in the case of alternate base rate borrowings, depending on Buffets' leverage ratio, and borrowings under the Revolving Facility bear interest at an adjusted LIBOR rate plus a margin of 3.25% or at an alternate base rate plus a margin of 2.25%.

       The Term Facility matures on November 1, 2013 and amortizes in equal quarterly installments in an aggregate annual amount equal to 1% of the original principal amount of the Term Facility with the balance payable on the maturity date of the Term Facility. The Revolving Facility matures on November 1, 2011 and the Synthetic Letter of Credit Facility matures on May 1, 2013, and neither is subject to interim scheduled amortization.

       Buffets Holdings and Buffets' existing and future domestic subsidiaries unconditionally guaranteed Buffets obligations under the Credit Agreement and any interest rate protection or any other hedging arrangement entered into with a lender or an affiliate of a lender. Buffets obligations under the Credit Agreement and the guarantees are secured, through the Guarantee and Collateral Agreement, dated November 1, 2006, and mortgages, by substantially all of the personal and material owned real assets of Buffets and each of the guarantors under the Credit Agreement.

       The Credit Agreement contains customary affirmative and negative covenants. The Credit Agreement also requires Buffets to maintain a minimum ratio of consolidated earnings before interest, taxes, depreciation and amortization ("EBITDA") to total consolidated cash interest expense and to not exceed a maximum ratio of total consolidated debt outstanding to consolidated EBITDA.

       The Credit Agreement contains customary events of default, including, but not limited to, non-payment of principal, interest, fees or other amounts when due; violation of covenants; failure of any representation or warranty to be true in all material respects when made or deemed made; cross default and cross acceleration to certain indebtedness; certain ERISA events; change of control; dissolution, insolvency and bankruptcy events; material judgments; invalidated or otherwise ceasing to be in full force and effect; and actual or asserted invalidity of the guarantees or security documents. Some of these events of default allow for grace periods and materiality concepts.

       On November 1, 2006, Buffets borrowed (i) $530 million under the Term Facility, (ii) $5 million under the Revolving Facility and (iii) $70 million under the Synthetic Letter of Credit Facility. As of November 1, 2006, the interest rate in effect under the Term Facility was 8.36% and the interest rate in effect under the Revolving Facility was 8.61%.

       Some of the initial purchasers of the 12 1/2% Senior Notes and some of the lenders under the Credit Agreement and their respective affiliates have provided, and may provide in the future, investment banking, commercial banking and other financial services for Buffets and its subsidiaries in the ordinary course of business, for which they have received and will receive customary compensation. Credit Suisse Securities (USA) LLC, UBS Securities LLC and Goldman, Sachs & Co. acted as joint book-running managers for, and were among the initial purchasers of, Buffets 12 1/2% Senior Notes. In addition, Credit Suisse, acted as administrative agent and collateral agent, Credit Suisse Securities (USA) LLC and UBS Securities LLC, acted as joint bookrunners and co-lead arrangers, UBS Securities LLC, acted as syndication agent and Goldman Sachs Credit Partners L.P., acted as documentation agent in connection with the Credit Agreement and each are lenders under the Credit Agreement. Credit Suisse Securities (USA) LLC also acted as the dealer-manager for the tender offers and consent solicitations for the Buffets Holdings 13.875% senior discount notes due 2010 (the "Buffets Holdings Notes") and Buffets' 11.25% senior subordinated notes due 2010 (the "Buffets Notes" and, together with the Buffets Holdings Notes, the "Existing Notes").

SALE LEASEBACK TRANSACTION

       On November 1, 2006, immediately prior to the Merger (as defined below), Buffets and Ryan's entered into sale and leaseback transactions (the "Sale Leaseback Transaction") with Drawbridge Special Opportunities Fund LP or affiliates ("Drawbridge"), an affiliate of Fortress Investment Group LLC, involving approximately 275 Ryan's restaurants and seven Buffets restaurants. In the Sale Leaseback Transaction, Buffets and Ryan's, as applicable, conveyed the land (or, in certain cases, underlying ground leases) and related improvements with respect to those properties to Drawbridge or its assignee, Realty Income (or its affiliate), and each simultaneously leased those properties back pursuant to unitary and individual leases, each for an initial lease term of approximately 20 years, with four renewal terms of five years, except with respect to ground lease sites. The purchase price for the portfolio of sale-leaseback properties was approximately $567 million. The annual net rent payable under the leases is equal to the purchase price multiplied by a 10.15% cap rate, subject to annual increases of two times the Consumer Price Index (but in no event greater than 2%), and, if the term of the leases are renewed, subject to further increases during some of the renewal terms based upon the then current fair market rental value.

       The leases are subject to customary default provisions, including payment defaults under the leases, misrepresentations, failure to maintain insurance required under the leases, failure to comply with the other terms of the leases (subject to notice thereof and the opportunity to cure such failures), certain events of bankruptcy, insolvency or reorganization of the tenant, breaches of the guaranty by the guarantor, failure to provide certain financial information or documents, breach of tenant's obligation not to reopen a replaced property for a 2 year period, and in some cases the failure to maintain certain financial requirements.

       Buffets expects to account for the majority of these leases as operating leases. The leases include customary assignment and sublease provisions and restrictions. Buffets has guaranteed the leases.

       The properties sold in the Sale Leaseback Transaction were sold pursuant to a Purchase and Sale Agreement (the "Real Estate Purchase
Agreement"), dated as of November 1, 2006, by and among Fire Mountain Restaurants, LLC, Ryan's Restaurant Group Inc., HomeTown Buffet, Inc. and OCB Restaurant Company, LLC, as sellers, and FIGRYANF, LLC ("FIGRYANF") and FIGRYANH LLC, FIGRYANH-1 LLC, FIGRYANH-2 LLC, FIGRYANH-3 LLC, FIGRYANH-4 LLC, FIGRYANH-5 LLC, FIGRYANH-6 LLC, FIGRYANH-7 LLC, FIGRYANH-8 LLC, FIGRYANH-9 LLC, FIGRYANH-10 LLC, FIGRYANH-11 LLC, FIGRYANH-12 LLC, FIGRYANH-13 LLC, FIGRYANH-14 LLC, FIGRYANH-15 LLC, FIGRYANH-16 LLC (collectively, the "FIGRYANH Group"), as purchasers. The Real Estate Purchase Agreement provides for the sale of the land, ground leases and improvements from sellers to purchasers on the terms noted above. The Real Estate Purchase Agreement contained customary covenants, representations and warranties for such transactions, some of which representations and warranties survive for a period of up to one year after the closing of the sale.

       One hundred thirty sites sold in the Sale Leaseback Transaction were leased back to either Fire Mountain Restaurants, LLC, HomeTown Buffet, Inc. or OCB Restaurant Company, LLC, as tenants, pursuant to a single Master Land and Building Lease with FIGRYANH Group, as landlord, dated November 1, 2006. The terms of the lease are substantially similar to the lease terms discussed above.

       Eight of the sites sold in the Sale Leaseback Transaction were leased back to Fire Mountain Restaurants, LLC, as tenant, pursuant a single Master Land and Building Lease with FIGRYANF LLC, as landlord, dated November 1, 2006. The terms of the lease are substantially similar to the lease terms discussed above.

       Buffets entered into a separate Guaranty of Lease dated November 1, 2006 in connection with each of the two leases noted above in favor of the landlord, guarantying payment and performance of the tenants' obligations under each lease and including customary covenants, representations and warranties for such guarantees.

       In connection with the Sale Leaseback Transactions, Buffets and its subsidiaries entered into numerous individual leases for the other properties sold under the Real Estate Purchase Agreement. Buffets has guaranteed the tenants obligations under each of these leases. None of these individual leases is material to Buffets Holdings.

SECOND AMENDED AND RESTATED MANAGEMENT AND FEE AGREEMENT

       On November 1, 2006, Buffets entered into the Second Amended and Restated Management and Fee Agreement (the "Management Agreement") with Caxton-Iseman Capital, Inc. ("Caxton-Iseman"). In accordance with the terms of the Management Agreement, upon the request of Buffets, Caxton-Iseman is to provide certain acquisition and financial advisory services to Buffets.

       In consideration for the services to be provided by Caxton-Iseman, Buffets agreed to pay Caxton-Iseman (i) an annual fee equal to 2% of Buffets EBITDA (as defined in the Management Agreement), (ii) a transaction fee, payable upon the completion by Buffets of any acquisition, of 2% of the sale price, (iii) a transaction fee, payable upon the completion of the sale of Buffets, of 1% of the sale price and (iv) a transaction fee, payable upon the completion by Buffets of any other divestitures, of 1% of the sale price. The annual fee payable in any year may not exceed the amounts permitted under the Credit Agreement or the Indenture, and Caxton-Iseman is obligated to return any portion of the annual fee that has been prepaid if an event of default has occurred and is continuing under either the Credit Agreement or the Indenture.

       In accordance with the terms of the Management Agreement, Buffets will pay Caxton-Iseman a transaction fee of $16,800,000 in connection with the consummation of the merger of Ryan's into a subsidiary of Buffets discussed in
Item 2.01 below.

       An investment partnership organized by Caxton-Iseman is the majority shareholder of Buffets Restaurants Holdings, Inc., the parent company of Buffets Holdings.

EXECUTIVE COMPENSATION

       On November 1, 2006, the Board of Directors of Buffets Holdings increased the annual salaries of Mr. R. Michael Andrews, Buffets Holdings' Chief Executive Officer, Mr. Keith Wall, Buffets Holdings' Chief Financial Officer, and Mr. Karlin Linhardt, Buffets Holdings' Executive Vice President Officer of Marketing to $500,000, $275,000 and $275,000, respectively. Additionally, the Board of Directors granted Messrs. Andrews and Wall a bonus of $350,000 and $250,000, respectively, and granted Mr. Mario Lee, Buffets Holdings' Executive Vice President of Operations, a bonus of $150,000. The salary increases and bonuses were granted in connection with the closing of the Ryan's acquisition discussed below.

ITEM 2.01   COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

COMPLETION OF MERGER

       On November 1, 2006, Buffets Holdings and Ryan's issued a joint press release announcing that the previously announced agreement to merge a subsidiary of Buffets with and into Ryan's had closed on November 1, 2006. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

       As previously reported, on July 24, 2006, Buffets entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among Buffets, Ryan's, and Buffets Southeast, Inc., a South Carolina corporation and wholly owned subsidiary of Buffets ("Merger Sub"). In accordance with the terms of the Merger Agreement, on November 1, 2006, Merger Sub merged with and into Ryan's, with Ryan's remaining as the surviving corporation (the "Merger"). As a result of the Merger, Ryan's is a wholly-owned subsidiary of Buffets Holdings.

       Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of Ryan's common stock, par value $1.00 per share (the "Shares") (other than shares of Common Stock owned by Ryan's, Buffets or Merger Sub or any of there respective subsidiaries), was cancelled and automatically converted into the right to receive $16.25 in cash, without interest. Also, at the effective time of the Merger, each outstanding option to purchase Ryan's common stock (all of which were previously vested or vested as a consequence of the Merger) was cancelled and automatically converted into the right to receive the excess, if any, of $16.25 over the option exercise price.

       As a result of the Merger, Buffets now operates or franchises 690 restaurants in 42 states principally under the well-respected Ryan's(R), Fire Mountain(R), Old Country Buffet(R) and HomeTown Buffet(R) brands.

       The Merger Agreement is attached as Exhibit 2.1 to Buffets Holdings Current Report on Form 8-K dated July 25, 2006, and is incorporated herein by reference.


ITEM 2.03   CREATION OF A DIRECT FINANCIAL OBLIGATION

       Reference is made to Item 1.01 and the description of the Indenture, the 12 1/2% Senior Notes, the Credit Agreement and Buffets borrowings under the Credit Agreement and the Sale Leaseback Transaction contained therein, each of which is hereby incorporated by reference into this Item 2.03.

       The net proceeds from the private placement of the 12 1/2% Senior Notes, the borrowings under Buffets Credit Agreement and the Sale Leaseback Transaction, were used to fund the Merger and the refinancing of Buffets Holdings, Buffets and Ryan's existing indebtedness.

ITEM 8.01   OTHER EVENTS

COMPLETION OF TENDER OFFERS

       On November 1, 2006, Buffets Holdings accepted for purchase $106,500,000 in aggregate principal amount at maturity of Buffets Holdings Notes and Buffets accepted for purchase $178,488,000 in aggregate principal amount of Buffets Notes. All Existing Notes accepted for purchase were tendered prior to 5:00 p.m., New York City Time, on October 31, 2006. The purchase price for each $1,000 principal amount at maturity of Buffets Holdings Notes tendered was $901.81 and the aggregate purchase price for all Buffets Holdings Notes accepted for purchase was $96,042,765. The purchase price for each $1,000 principal amount of Buffets Notes tendered was $1,058.75 plus accrued but unpaid interest and the aggregate purchase price for all Buffets Notes accepted for purchase was $194,886,585. As a result, the amendments to the indentures governing the Existing Notes became operative and substantially all of the restrictive covenants were removed from the indentures governing the Existing Notes.

       On November 1, 2006, Buffets called for redemption all the Buffets Notes that remain outstanding after the completion of the tender offer for the Buffets Notes. The redemption date will be December 4, 2006 and the redemption price is $1,056.25 per $1000 principal amount of Buffets Notes. Additionally, On November 1, 2006, Buffets Holdings purchased $25,500,000 in aggregate principal amount at maturity of the Buffets Holdings Notes, which represents all of the Buffets Holdings Notes that remained outstanding after the completion of the tender offer for the Buffets Holdings Notes.


ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

       (a)   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

       The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days following the date on which this current report on Form 8-K must be filed.

       (b)   PRO FORMA FINANCIAL INFORMATION

       The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days following the date on which this current report on Form 8-K must be filed.

       (d)   EXHIBITS

             EXHIBIT
             NUMBER       DESCRIPTION
             ------       -----------

              99.1        Press Release, dated November 1, 2006

                                      SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: November 7, 2006

                                            BUFFETS HOLDINGS, INC.



                                            By: /s/ R. Michael Andrews, Jr.
                                                ------------------------------
                                                Name:  R. Michael Andrews, Jr.
                                                Title: Chief Executive Officer

                                 EXHIBIT INDEX
                                 -------------


EXHIBIT
NUMBER       DESCRIPTION
-------      -----------

 99.1        Press Release dated November 1, 2006.